NUMBER		UNITS
U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	ANDINA ACQUISITION CORPORATION

CUSIP ______ ___

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share (the “Ordinary Shares”), of Andina Acquisition Corporation., a Cayman Islands corporation (the “Company”), and one (1) warrant (the “Warrants”).  Each Warrant entitles the holder to purchase one (1) Ordinary Share for $8.00 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (a) the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”) and (b) _________ __, 2013 [one year from the date of the final prospectus], and will expire unless exercised before 5:00 p.m., New York City Time, three years after the completion of a Business Combination, or earlier upon redemption (the “Expiration Date”).  The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the ninetieth day after the date of the prospectus relating to the Company’s initial public offering, subject to earlier separation in the discretion of EarlyBirdCapital, Inc.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______ __, 2012, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
This Unit is governed by the laws of the Cayman Islands.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

	Chairman	Secretary

Andina Acquisition Corporation

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination, if the holder seeks to sell his shares underlying the unit to the Company prior to the consummation of a business combination or if the holder seeks to convert or sell his respective shares underlying the unit upon consummation of such business combination.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.